Exhibit 99.2

TIER REIT Announces Third Quarter Financial Results

Dallas, Texas - November 8, 2017 - TIER REIT, Inc. (NYSE: TIER), a Dallas-based real estate investment trust that specializes in owning and operating best-in-class office properties in select U.S. markets, today announced financial and operating results for the quarter ended September 30, 2017.

Third Quarter 2017 Highlights
Our third quarter financial results were impacted by a $1.9 million rent abatement due to Hurricane Harvey that will be reimbursed through insurance coverage (as discussed in more detail below):

•	Our net loss was $0.17 per diluted common share

•	Our Funds from Operations (FFO) attributable to common stockholders was $0.33 per diluted common share

•	Our FFO, excluding certain items, was $0.34 per diluted common share

“We continued to deliver on expectations during the third quarter and have raised our guidance for FFO, excluding certain items, for the remainder of the year,” stated Scott W. Fordham, President & Chief Executive Officer. “We are particularly proud of our leasing success with respect to our development projects this past year and believe our strategic land sites uniquely position us to create additional value and deliver outsized cash flow growth as the developments come online.”
Mr. Fordham continued, “We recently completed, or are currently developing, approximately 634,000 square feet of new office space that is over 90% leased (at ownership share) to some of today’s most recognizable tenants, including Amazon, Facebook and Expedia’s HomeAway division. We believe these properties will offer an increasing contribution to our net operating income predominantly in 2019 and 2020 as tenants take occupancy, while our remaining strategic land parcels in some of the most desired submarkets in Austin and Dallas should provide further value creation opportunities throughout this cycle.”
Third Quarter Financial Results
During the third quarter, One & Two Eldridge Place and Three Eldridge Place (collectively known as the “Eldridge Properties”), located in Houston, Texas, experienced flood-related damage as a result of Hurricane Harvey and its aftermath. For the three months ended September 30, 2017, we provided rent abatements of approximately $1.9 million to tenants because the properties were inaccessible for a portion of the quarter. While these rent abatements will be fully recovered from insurance proceeds in subsequent quarters, this timing difference had a negative impact on our net loss; NAREIT-defined FFO; FFO, excluding certain items; and same store results.

Net loss attributable to common stockholders was $8.0 million, or $0.17 per diluted common share, for the quarter ended September 30, 2017, as compared to a net loss of $1.0 million, or $0.02 per diluted common share, for the quarter ended September 30, 2016.

NAREIT-defined FFO attributable to common stockholders for the quarter ended September 30, 2017, was $15.9 million, or $0.33 per diluted common share, as compared to $19.2 million, or $0.40 per diluted common share, for the quarter ended September 30, 2016. FFO attributable to common stockholders, excluding certain items, for the quarter ended September 30, 2017, was $16.5 million, or $0.34 per diluted common share, as compared to $18.3 million, or $0.38 per diluted common share, for the quarter ended September 30, 2016.

Same Store Cash NOI for the quarter ended September 30, 2017, was $22.2 million, as compared to $24.1 million for the quarter ended September 30, 2016.

Property Results
Our occupancy at September 30, 2017, was 88.3%, a decrease of 20 basis points from June 30, 2017.

During the third quarter of 2017, we leased 595,000 square feet, which included 515,000 square feet of renewals and 80,000 square feet of new leasing.

Real Estate Activity
Domain 8, a property in which we own a 50.0% interest, became fully operational during the third quarter of 2017. Domain 8 is located in Austin, Texas, and contains 291,000 rentable square feet.

Domain 11, our development property located in Austin, Texas, broke ground during the third quarter of 2017. Domain 11 is expected to contain 324,000 rentable square feet when completed in late 2018.

During the third quarter of 2017, 67% of our Third+Shoal property was leased to Facebook, Inc. Third+Shoal is a development property in which we own a 47.5% interest.

During the third quarter of 2017, Bank of America commenced a 21-month lease extension for 295,000 square feet that expires on December 31, 2020 at our Bank of America Plaza property located in Charlotte, North Carolina.

Capital Markets Activity
On August 2, 2017, our board of directors authorized a distribution of $0.18 per share of common stock for the third quarter of 2017, which was paid on September 29, 2017.

On November 3, 2017, our board of directors authorized a distribution of $0.18 per share of common stock for the fourth quarter of 2017, payable on December 29, 2017.

On October 27, 2017, a construction loan secured by Third+Shoal was entered into with available borrowings of up to $103.8 million (at 100%). The loan is scheduled to mature in October 2021, with two one-year extension options, subject to certain conditions and an extension fee, and has a stated variable annual interest rate which, as of October 27, 2017, was 4.74%.

2017 Outlook
We have revised our outlook and assumptions for 2017, as follows:

2017 Outlook	Prior	Revised
Projected net income per basic & diluted common share	$2.08 - $2.12	$1.23 - $1.25
Adjustments:
Real estate depreciation and amortization	$1.80	$1.95
Gain on sale of depreciable real estate	($2.30)	($1.69)
Projected FFO per diluted common share	$1.58 - $1.62	$1.49 - $1.51
Adjustments:
Gain on debt restructuring	($0.19)	-
Reversal of default interest	$0.05	$0.05
Loss on early extinguishment of debt	$0.01	$0.01
Severance charges	$0.01	$0.01
Projected FFO, excluding certain items, per diluted common share	$1.46 - $1.50	$1.56 - $1.58

Assumptions used in 2017 outlook above:
Dispositions of non-target properties	$400mm - $500mm	$400mm - $500mm
Strategic acquisitions	$215mm	$215mm
Same store cash NOI growth	2.5% - 3.5%	3.0% - 4.0%
Same store NOI growth	1.0% - 2.0%	2.5% - 3.5%
Straight line rent and lease incentive revenue	$7.5mm - $8.5mm	$8.5mm - $9.5mm
Lease termination fees	$0.5mm - $1.0mm	$0.5mm - $1.0mm
Above- and below-market rent amortization	$3.5mm - $4.0mm	$3.5mm - $4.0mm
General & administrative expenses, excluding certain items	$21.0mm - $22.0mm	$21.0mm - $22.0mm
Year-end occupancy	89.0% - 90.0%	89.0% - 89.5%
Weighted average shares of common stock outstanding	47.7 million	47.7 million
Supplemental Information
A copy of our supplemental information regarding our financial results and operations for the quarter ended September 30, 2017, is available in the “Investor Relations” section of our website at www.tierreit.com, or by contacting our Investor Relations department by email at ir@tierreit.com.

Conference Call
A conference call will be held on Thursday, November 9, 2017, at 11:00 AM Eastern time / 10:00 AM Central time to discuss matters relating to this release. To participate in the live telephone conference call, please dial in at least five minutes prior to start time to 877.407.0789 (U.S.) or 201.689.8562 (International).

A live, listen-only webcast and subsequent replay will also be available on our website at www.tierreit.com under the “Investor Relations” section.

About TIER REIT, Inc.
TIER REIT, Inc. is a publicly traded (NYSE: TIER), self-managed, Dallas-based real estate investment trust focused on owning quality, well-managed commercial office properties in dynamic markets throughout the U.S. Our vision is to be the premier owner and operator of best-in-class office properties in TIER1 submarkets, which are primarily higher density and amenity-rich locations within select, high-growth metropolitan areas that offer a walkable experience to various amenities. Our mission is to provide unparalleled, TIER ONE Property Services to our tenants and outsized total return through stock price appreciation and dividend growth to our stockholders.

For additional information regarding TIER REIT, please visit www.tierreit.com or call 972.483.2400.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws relating to the business and financial outlook of TIER REIT that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. These forward-looking statements include discussion and analysis of the financial condition of us and our subsidiaries, including our ability to rent space on favorable terms, our ability to address debt maturities and fund our capital requirements, our intentions to acquire and sell certain properties, our intentions with respect to development activity, the value of our assets, our anticipated capital expenditures, the amount and timing of any anticipated future cash distributions to our stockholders, and other matters. Words such as “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook,” “would,” “could,” “should,” “goals,” “vision,” “mission,” “opportunities,” “position,” “objectives,” “strategies,” “goals,” “future,” “assumptions,” and variations of these words and similar expressions are intended to identify forward-looking statements.

Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. Factors that could cause actual results to vary materially from those expressed in forward-looking statements include changes in real estate conditions and in the capital markets, as well as the risk factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and in our other filings with the Securities and Exchange Commission. Forward-looking statements in this press release speak only as of the date on which such statements were made and, except as required by law, we undertake no obligation to update any such statements that may become untrue because of subsequent events.

Contact Information
TIER REIT, Inc.
Scott McLaughlin, 972.483.2465
smclaughlin@tierreit.com

Financial Tables Follow

TIER REIT, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	September 30, 2017	December 31, 2016
Assets
Real estate
Land	$140,959	$143,537
Land held for development	45,059	45,059
Buildings and improvements, net	1,122,072	1,043,641
Real estate under development	17,446	17,961
Total real estate	1,325,536	1,250,198
Cash and cash equivalents	10,959	14,884
Restricted cash	13,323	7,509
Accounts receivable, net	82,737	71,459
Prepaid expenses and other assets	20,115	25,305
Investments in unconsolidated entities	33,977	76,813
Deferred financing fees, net	1,735	2,395
Lease intangibles, net	91,090	61,844
Other intangible assets, net	1,816	9,787
Assets associated with real estate held for sale	—	32,346
Total assets	$1,581,288	$1,552,540
Liabilities and equity
Liabilities
Notes payable, net	$782,386	$826,783
Accounts payable and accrued liabilities	78,174	74,458
Acquired below-market leases, net	19,462	6,886
Distributions payable	—	8,601
Other liabilities	9,443	14,353
Obligations associated with real estate held for sale	—	943
Total liabilities	889,465	932,024
Commitments and contingencies
Equity
Preferred stock, $.0001 par value per share; 17,500,000 shares authorized at September 30, 2017, and December 31, 2016, respectively, none outstanding	—	—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, none outstanding	—	—
Common stock, $.0001 par value per share; 382,499,000 shares authorized, 47,552,014 and 47,473,218 shares issued and outstanding at September 30, 2017, and December 31, 2016, respectively	5	5
Additional paid-in capital	2,609,361	2,606,098
Cumulative distributions and net loss attributable to common stockholders	(1,918,473)	(1,986,515)
Accumulated other comprehensive income (loss)	257	(1,042)
Stockholders’ equity	691,150	618,546
Noncontrolling interests	673	1,970
Total equity	691,823	620,516
Total liabilities and equity	$1,581,288	$1,552,540

TIER REIT, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended
	September 30, 2017	September 30, 2016
Rental revenue	$50,920	$55,998
Expenses
Property operating expenses	13,170	16,315
Interest expense	8,406	9,005
Real estate taxes	8,439	8,350
Property management fees	49	210
Asset impairment losses	—	4,151
General and administrative	5,157	5,529
Depreciation and amortization	23,785	25,133
Total expenses	59,006	68,693
Interest and other income	170	248
Loss before income taxes, equity in operations of investments, and gains	(7,916)	(12,447)
Provision for income taxes	(202)	(4)
Equity in operations of investments	67	646
Loss before gains	(8,051)	(11,805)
Gain on sale of assets	—	10,777
Net loss	(8,051)	(1,028)
Noncontrolling interests	10	3
Net loss attributable to common stockholders	$(8,041)	$(1,025)
Basic weighted average common shares outstanding	47,549,635	47,412,705
Diluted weighted average common shares outstanding	47,549,635	47,412,705

Basic loss per common share	$(0.17)	$(0.02)
Diluted loss per common share	$(0.17)	$(0.02)

Distributions declared per common share	$0.18	$0.18

Comprehensive income (loss):
Net loss	$(8,051)	$(1,028)
Other comprehensive income: unrealized income on interest rate derivatives	531	2,602
Comprehensive income (loss)	(7,520)	1,574
Comprehensive loss attributable to noncontrolling interests	10	1
Comprehensive income (loss) attributable to common stockholders	$(7,510)	$1,575

Calculation of FFO and FFO, excluding certain items
(in thousands, except per share amounts)

	Three Months Ended
	September 30, 2017	September 30, 2016
Net loss	$(8,051)	$(1,028)
Noncontrolling interests	10	3
Net loss attributable to common stockholders	(8,041)	(1,025)
Adjustments:
Real estate depreciation and amortization from consolidated properties	23,653	25,062
Real estate depreciation and amortization from unconsolidated properties	289	2,058
Impairment of depreciable real estate	—	4,151
Gain on sale of depreciable real estate	—	(10,837)
Taxes associated with sale of depreciable real estate	—	(152)
Noncontrolling interests	(16)	(18)
FFO attributable to common stockholders	15,885	19,239

Interest rate hedge ineffectiveness expense (income) (1)	8	(1,534)
Default interest (2)	616	619
Noncontrolling interests	(1)	—
FFO attributable to common stockholders, excluding certain items	$16,508	$18,324
Weighted average common shares outstanding - basic	47,550	47,413
Weighted average common shares outstanding - diluted (3)	48,160	47,846
Net loss per common share - diluted (3)	$(0.17)	$(0.02)
FFO per common share - diluted	$0.33	$0.40
FFO, excluding certain items, per common share - diluted	$0.34	$0.38
______________________

Rent abatements of approximately $1.9 million were provided to tenants at the Eldridge Properties during the third quarter of 2017 because the properties were inaccessible for a portion of the quarter. We expect these losses to be recovered from insurance proceeds in subsequent quarters.

(1)    Interest rate swaps are adjusted to fair value through other comprehensive income (loss). However, because our interest rate swaps do not have a LIBOR floor while the hedged debt is subject to a LIBOR floor, the portion of the change in fair value of our interest rate swaps attributable to this mismatch is reclassified to interest rate hedge ineffectiveness expense.

(2)
We have a non-recourse loan in default which subjects us to incur default interest at a rate that is 500 basis points higher than the stated interest rate. Although there can be no assurance, we anticipate that when this property is sold or when ownership of this property is conveyed to the lender, this default interest will be forgiven.

(3) There are no dilutive securities for purposes of calculating net loss per common share.

Same Store NOI and Same Store Cash NOI
(in thousands, except percentages)

	Three Months Ended
	September 30, 2017	September 30, 2016
Same Store Revenue:
Rental revenue (1)	$42,553	$45,180
Less: Lease termination fees	(55)	(256)
	42,498	44,924

Same Store Expenses:
Property operating expenses (less tenant improvement demolition costs)	11,843	12,132
Real estate taxes	6,905	7,642
Property management fees	25	44
Property Expenses	18,773	19,818
Same Store NOI - consolidated properties	23,725	25,106
Same Store NOI - unconsolidated properties (at ownership %)	1,394	851
Same Store NOI	$25,119	$25,957

Decrease in Same Store NOI	(3.2)%

Same Store NOI - consolidated properties	$23,725	$25,106
Less:
Straight-line rent revenue adjustment	(1,990)	(677)
Above- and below-market rent amortization	(648)	(1,035)
Same Store Cash NOI - consolidated properties	21,087	23,394
Same Store Cash NOI - unconsolidated properties (at ownership %)	1,116	725
Same Store Cash NOI	$22,203	$24,119

Decrease in Same Store Cash NOI	(7.9)%

Reconciliation of net loss to Same Store NOI and Same Store Cash NOI
Net loss	$(8,051)	$(1,028)
Adjustments:
Interest expense	8,406	9,005
Asset impairment losses	—	4,151
Tenant improvement demolition costs	127	306
General and administrative	5,157	5,529
Depreciation and amortization	23,785	25,133
Interest and other income	(170)	(248)
Provision for income taxes	202	4
Equity in operations of investments	(67)	(646)
Gain on sale of assets	—	(10,777)
Net operating income of non-same store properties	(5,609)	(6,067)
Lease termination fees	(55)	(256)
Same Store NOI of unconsolidated properties (at ownership %)	1,394	851
Same Store NOI	25,119	25,957
Straight-line rent revenue adjustment	(1,990)	(677)
Above- and below-market rent amortization	(648)	(1,035)
Cash NOI adjustments for unconsolidated properties (at ownership %)	(278)	(126)
Same Store Cash NOI	$22,203	$24,119

Operating properties (2)	18
Rentable square feet (% owned)	6,626
______________
(1) Rent abatements of approximately $1.9 million were provided to tenants at the Eldridge Properties during the third quarter of 2017 because the properties were inaccessible for a portion of the quarter. We expect these losses to be recovered from insurance proceeds in subsequent quarters.

(2) Excludes certain operating properties that were not owned or not fully operational during the entirety of the comparable periods. Our Domain 2 and Domain 7 properties (two properties in which we acquired full ownership in January 2017) are reflected above as unconsolidated and at their prior year ownership percentage of 49.84% in both periods.

Non-GAAP Financial Measures

We compute our financial results in accordance with accounting principles generally accepted in the United States of America (GAAP). Although Funds from Operations and Funds from Operations, excluding certain items, are non-GAAP financial measures, we believe that these calculations are helpful to stockholders and potential investors and are widely recognized measures of real estate investment trust performance. We have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure in tables included in this press release.

Funds from Operations (FFO)
Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient for evaluating operating performance.  FFO is a non-GAAP financial measure that is widely recognized as a measure of a REIT’s operating performance.  We use FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT) in the April 2002 “White Paper on Funds From Operations,” which is net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains (or losses) from sales of property and impairments of depreciable real estate (including impairments of investments in unconsolidated entities which resulted from measurable decreases in the fair value of the depreciable real estate held by the unconsolidated entity), plus depreciation and amortization of real estate assets, and after related adjustments for unconsolidated entities and noncontrolling interests.  The determination of whether impairment charges have been incurred is based partly on anticipated operating performance and hold periods.  Estimated undiscounted cash flows from a property, derived from estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred.  While impairment charges for depreciable real estate are excluded from net income (loss) in the calculation of FFO as described above, impairments reflect a decline in the value of the applicable property that we may not recover.

We believe that the use of FFO, together with the required GAAP presentations, is helpful in understanding our operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, impairments of depreciable real estate assets, and extraordinary items, and as a result, when compared period to period, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income.  Factors that impact FFO include fixed costs, yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on debt financing, and operating expenses.

We also evaluate FFO, excluding certain items. The items excluded relate to certain non-operating activities or certain non-recurring activities that may create significant FFO volatility and affect the comparability of FFO across periods. We believe it is useful to evaluate FFO excluding these items because it provides useful information in analyzing comparability between reporting periods and in assessing the sustainability of our operating performance.

FFO and FFO, excluding certain items, should not be considered as alternatives to net income (loss), or as indicators of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make distributions.  Additionally, the exclusion of impairments limits the usefulness of FFO and FFO, excluding certain items, as historical operating performance measures since an impairment charge indicates that operating performance has been permanently affected.  FFO and FFO, excluding certain items, are non-GAAP measurements and should be reviewed in connection with other GAAP measurements.  Our FFO and FFO, excluding certain items, as presented may not be comparable to amounts calculated by other REITs that do not define FFO in accordance with the current NAREIT definition, or interpret it differently, or that identify and exclude different items related to non-operating activities or certain non-recurring activities.
Same Store NOI and Same Store Cash NOI
Same Store NOI is equal to rental revenue, less lease termination fee income, property operating expenses (excluding tenant improvement demolition costs), real estate taxes, and property management expenses for our same store properties and is considered a non-GAAP financial measure. Same Store Cash NOI is equal to Same Store NOI less non-cash revenue items including straight-line rent adjustments and the amortization of above- and below-market rent. The same store properties include our operating office properties not held for sale and owned and operated for the entirety of both periods being compared and include our comparable ownership percentage in each period for properties in which we own an unconsolidated interest that is accounted for using the equity method.  We view Same Store NOI and Same Store Cash NOI as important measures of the operating performance of our properties because they allow us to compare operating results of properties owned and operated for the entirety of both periods being compared and therefore eliminate variations caused by acquisitions or dispositions during such periods.

Same Store NOI and Same Store Cash NOI presented by us may not be comparable to Same Store NOI or Same Store Cash NOI reported by other REITs that do not define Same Store NOI or Same Store Cash NOI exactly as we do. We believe that in order to facilitate a clear understanding of our operating results, Same Store NOI and Same Store Cash NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements and notes thereto. Same Store NOI and Same Store Cash NOI should not be considered as an indicator of our ability to make distributions, as alternatives to net income (loss) as an indication of our performance, or as a measure of cash flows or liquidity.